To: Spirit Bank

From: Cruise Research & Management

Date: 8th November 2006

Subject: Valuation Report "Texas Star Casino"

Dear Sirs:

At your request we proceeded to Freeport Texas to survey the "MV Texas Star Casino" this was done on Monday 6th November 2006 physically on board the vessel at the companies berth in Freeport Texas. We also inspected the office facilities and were given complete assess to all areas of the vessel and to the shore side facilities. We spent two days surveying and going through the ships documents. We had previously inspected the ship in Tampa Florida from the 3rd to 5th November 2003 and carried out a re inspection in Savannah Georgia on the 11th June 2004. We also carried out a follow up inspection in December 2005.

THIS IS TO CERTIFY THAT the undersigned surveyor at the request of Spirit Bank and with the permission of the owners, did re-examine the vessel on the 6th and 7th of November in Freeport Texas.

With the cooperation of the Master we inspected the entire vessel afloat and reviewed all the condition reports and USCG Inspection reports along with documents supplied and verified from owners representative. At the time of inspection the new documents were being processed by the Panama Government Offices. I spoke to the consul and the surveyor from Horizon

and was informed that all was in order and that documentation was being processed. This is a routine action and we were completely satisfied with respect to this action.

Marine Survey Report.

THIS IS TO CERTIFY that the undersigned did on 6th November 2006, and subsequently, attend the 155.7 foot (47.24 M), welded steel, twin diesel, Passenger Vessel (Casino) TEXAS STAR CASINO, (Ex Texas Star, Ex Millionaire's Casino) Official Number 7722047, Panama Flag, while afloat at Freeport Texas. For the purpose and on behalf of interested Bankers and Owners, for the purpose of ascertaining the suitability of the vessel for her intended purpose, condition and valuation, as is, where is - and to report:

Vessel Specification/Identification:

Name:	Texas Star Casino
IMO #	7722047
Registry:	Panama RP
Length:	47.24 M (registered)
Beam:	11.58 M
Depth:	3.96 M
Draft:	2.02 M (Survey Time)
Hailing Port:	Panama
Net Tons:	66 (domestic)
Gross Tons;	97.97 (domestic)
Gross Tons:	808 ITC
NRT:	242 Tons
Propulsion:	Twin Diesel, fixed propellers
Rated HP:	1800 main engines, continuous
Speed:	12.0 Knots
Builder:	Halter Marine Inc
Where Built:	Louisiana, USA
Type:	Passenger Vessel (Casino)
Year Built:	1977 Converted: 1986
Passengers:	495 PRC

Classification: Horizon Register of Shipping
Loadline: Horizon Register of Shipping
Inspection: Horizon Register of Shipping
Fuel Capacity: 29,429 U.S. Gallons
FW Capacity 7,560 U.S. Gallons
L/O Capacity 1,500 U.S. Gallons
SWB Capacity: 5,186 Barrels

Crew Requirements:

The Safe Manning Certificate requires, when trading with passengers embarked.

One Licensed Master
One Licensed Mate
Three Able Seamen
One Ordinary Seamen
One Oiler/Wiper

Each being correctly licensed by Panama and with STCW Certification from Panama PR, along with seaman's Books from Panama PR. Deck officers require radar Endorsement (not ARPA fitted) and VHF radio operator licenses.

General Description:

"Texas Star Casino" is a twin diesel, twin screw, twin rudder welded steel Passenger Vessel, built in Louisiana USA in 1977 and converted to a day cruise casino vessel in 1986. The vessel was built as an offshore supply vessel and is conventional design with a raked stem, mild flared bow, raised focsle, fitted with a bow thruster but no bulboulos bow, strait sheer, shallow

camber and low, squared transom. The aft cargo deck was mainly enclosed and modified to create a gaming area of three decks, extending aft of the ships bridge. There are side decks on the first and second decks with the top deck extending to the full beam of the ship. The side decks are personnel passageways and are enclosed by steel bulwarks with steel railings. Tank vents and fills are located on these side decks, passenger life jackets are stowed in racks on the overheads. There is a single funnel aft with navigation mast. The bridge is forward with another navigation mast on the monkey island, along with searchlights, whistle, antennas, radar scanners and an air conditioning unit. There is a short foredeck on the focacle which has an electro-hydraulic windlass with two mooring drums, fairleads and typical mooring fittings. There is a short aft deck which is on the main deck and has typical mooring fittings, there is no capstan. This deck also has the CO2 locker, rescue boat and an access to the steering flat below. The side decks are four feet wide, clear and have deckhouse handrails, very good non-skid surface, lighting and preservation. The upper decks overhang the lower decks, where life preserver storage is installed in the overhead. There are fore and aft facing work flood lights on the mooring decks and the life raft storage on the upper deck.

The bridge steel deckhouse has two, high quality steel, six-dog, watertight access doors from the main deck, port and starboard side amidships, in way of similar six foot gangway in the bulwark, leading into the main deck casino salon. A similar access door leads out onto the aft deck, all on 5 inch coamings. The second deck has one similar weather tight single access door to each side from the open decks and stairways leading down aft and forward and a similar double door leading to the enclosed aft deck and double stairs down to the main deck. The upper deck leads to the wheelhouse through two single , glass, non-watertight port and starboard access doors, as well as single access to an aft stairway through a vestibule. The wheelhouse has access doors onto each bridge wing and a vertical steel ladder up to the monkey island bridge from the starboard side. There is a walkway over the upper deck overhead, but is limited only to the centerline structure. This passageway is access to the antenna dome and the aft mast. Interior ladders are inclined, steel and carpet with safety treads in the accommodation and steel in the machinery and crew spaces.

The wheel house has good 360 degree vision which is limited but typical for

this type of vessel. The forward and side vision is good. The operating station is located on the centerline. The bridge has engine and rudder controls at a centerline station, two bridge wings, alarms, instrumentation, two searchlights and navigation communication equipment, but is not fitted with windshield wipers.

At the time of inspection areas below the bridge were being converted to crew accommodation and appeared to be proceed well and providing a better working environment.

There is a well equipped galley at the forward end of the main deck with good maintained and operable equipment to provide a high performance food and beverage operation throughout the ship.

The vessel is in very good condition and shows lots of evidence of recent renovations, repairs and attentive maintained. Interior and exterior coatings are in good conditions; tank interior coatings were in fair conditions were observed. Steel work and elements are well coated and show no damage, deterioration or evidence of abuse or collision.

Deck Equipment:

The foredeck has an anchor windless with two mooring drums.
The vessel has two Danford type anchors of 1500 lb and 200 lb each stowed in a pocket with hawse pipe, the two chains are nine shots (810 feet) of one inch diameter steel, stud link chain.

The vessel is fitted with conventional mooring equipment for a supply vessel. The mooring lines are in good condition.

Electronics-Steering:

The steering station is located in the wheelhouse and has newly installed

navigation and communications equipment. The vessel is GMDSS equipped exempt and is not fitted with MF/HF SSB or satellite communications equipment. The radars are not ARPA fitted.

Radar # 1	Furuno Model IR-803D
VHF/DSC	ICOM Model Ic-M502
VHF	ICOM Model IV-M59
GPS	JRC JLR-7700 Mk 11
Depth	Furuno Model LS-6000
Sat Compass	Furuno Model SC-602
Mag Compass	Ritchie
Navtex	JCR Model NCR-300A
ASI	Furuno FA-100
EPIRD	McMurdo Rescue 406
SART	McMurdo RT9-3
SART	McMurdo RT9_3
Aldis Lamp	ACR Model ACR-1842
Rudder Ind	ComNav Marine Rudder Indicator
General Alarm	
Intercom	Henschel, IC s/p Phone Model 70, s/n 70-551

The ship is also fitted with Navigation lights, Public address system, Searchlights, Video Surveillance System, Fire Detection System, Tyco Simplex, Machinery Alarm panel.

Machinery:

The machinery space is located aft of the amidships ballast tanks and forward of the steering flat with good access from forward through the centerline alley. It is fitted with watertight doors and escape room doors.

The machinery includes two main engines, two auxiliary generators, one main gaming generator, two electric air compressors, four refrigeration compressors, the duplex steering motors and emergency control station, the FW pressure set, Fire pump, Bilge pump, bilge manifold, fuel transfer pumps, and manifold and the main distribution switchboard with shore power buss.

The main engines are twin diesel, General Motors, vee configuration, PME Model H6E-9585 (9163-7000), SME Model 16V149. 16 cylinder, air start, FW keel cooled, turbocharged, with 12 vdc gages, alarms and emergency shutdowns.

The engine room was clean without any standing water in the bilges and was generally well kept and maintained.

Electrical:

There are 480 vac, 220 vac, 120 vac, 24 vde electrical systems in the vessel supplied by three generators, four transformers, battery banks and a shore power connection. The ships electrical system was totally overhauled and rebuilt in 2003 and was approved by USCG in Washington.

Fire Protection System:

The ship meets and exceeds all government and international requirements for trading in the market that she has been designed for. All life saving, fire fighting equipment is fully compliant and certified by the approximate authorities.

General Arrangement:

The vessel is designed and equipped for near shore, day trip casino passenger trade. The Casino areas are well equipped with good clean carpeting which is new, wall coverings and quality ceilings. The Casino equipment is well maintained and in good condition with tracking systems and good state of the art surveillance systems.

All of the vessels furniture was well maintained and clean, all of the casino table games were well presented with what appeared to be good clean chips, cards and equipment. The general ambiance and quality of the vessel is of a very high standard and lends itself to a pleasing feeling of quality.

Given the major improvements made over the years on the on going maintained plans which are organized and very effective, we are of the opinion that the vessel is very suitable for her intended role in the market place in Freeport Texas.

Valuation:

We find the vessel to be in very good condition and very well suited for the intended projected service, which includes coastwise gaming from Freeport Texas.

Following a general examination of the vessel whilst afloat at its berth in Freeport, Texas. As far as we could without removing ceilings and walls we were able to complete a very through examination of the vessel. We were not able to witness the vessel in a sailing condition but we see nothing to suggest any difficulties in a fluid operation. From previous experience we know and have sailed on this vessel which has very good sea keeping qualities.

It is the opinion of the undersigned surveyor that the vessel is in very satisfactory condition for operation as a gaming within the limitations of the US Coast Guard Certificate of Inspection and the issued Certificate of Inspection of Panama.

Whilst determining the value of the M/V Texas Star Casino, many factors were considered, including the vessel's design, suitability, certification and the future ability of this vessel to operate outside the twelve mile limit, if this was ever introduced to the "cruise to nowhere" gaming.

Over the last few years significant investment has been made in this vessels interior and exterior along with areas behind the scenes. This has led to all new interiors and upgraded safety and fire protection systems. The vessel has also received significant upgraded gaming equipment, upgraded systems and renewed machinery, electrical and equipment throughout.

We should also remember that this vessel prior to its current situation was built as an ocean going heavy duty oil rig supply vessel. So the vessel is constructed to a very high standard and is extremely robust and far stronger, reliable and better built than the majority of casino boats. Replacement costs in today's market would be extremely expensive. This vessel operates under Subchapter K class regulations, which means more passengers and less operational maritime crew which is a major operational savings.

Given the available information we have determined in our opinion the value of the vessel. This value is generally the price the vessel would bring on the open market, that price agreed between a willing buyer and a willing seller,

with neither being required to act and both having reasonable knowledge of the relevant facts.

This valuation is based on the principle of "as is, where is" and includes all gaming equipment onboard. It is understood and agreed that this appraisal includes the hull structure, furnishings, appurtenances, apparel, equipment materials, machinery, tools and all other items as herein described, or which are necessary for the vessel to be fit for the intended service. Subject to consideration of the proceeding remarks, and consideration of the current market, the following estimated value is considered appropriate:

VESSEL VALUATION $ 7, 980,000.00

The value considers the Casino Equipment to have a value of $2 million.

The value considers a charter free delivery, free of any liens or encumbrances, and free of any damages, which might form an average claim.

This report is based on examination of the vessel, and those parts, spaces and equipment that could be sighted without removals or operation, and is rendered without bias or prejudice. In excepting same, it is agreed that the extent of obligation of this surveyor, with respect thereto, is limited to furnishing a competent survey, and in the making of this report, this surveyor is acting on behalf of the person or firm requesting same and no liability shall be attach to this surveyor, for the accuracy, errors and/or omissions therefore.

Naval architecture and marine engineering analysis, as usually performed in the design stage of the vessel's construction, were not part of this survey, and typical subjects such as adequacy of stability and sea-keeping were not within the scope of this survey.

Submitted without prejudice
Cruise Research & Management

Captain Donald Mathias
President and CEO